UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2005

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 29, 2005, Hologic, Inc., a Delaware corporation (the “Company”), pursuant to an Asset Purchase Agreement between the Company and Fischer Imaging Corporation, a Delaware corporation (“Fischer”) dated June 22, 2005 (the “Asset Purchase Agreement”), completed its acquisition of the intellectual property relating to Fischer’s mammography business and products, including the rights to its SenoScan digital mammography and MammoTest stereotactic breast biopsy systems (the “Acquisition”). Of the $32 million purchase price, approximately $26.9 million was paid out of existing cash with the remaining amount paid through the cancellation of the principal and interest outstanding under a $5 million secured loan previously provided by the Company to Fischer Imaging on June 22, 2005.

The transaction was approved by Fischer’s stockholders at a special meeting of stockholders held on September 28, 2005 (the “Fischer Special Meeting”).

Prior to the Fischer Special Meeting, on September 28, 2005, the Company and funds managed by or otherwise related to Deerfield Management L.P. (collectively, “Deerfield”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Company agreed to purchase from Deerfield 1,150,00 shares (the “Shares”) of Fischer’s Common Stock for a purchase price of $0.45 per share (the last reported sale price of Fischer’s Common Stock as quoted on the Pink Sheets, LLC on September 27, 2005), for an aggregate purchase price of $517,500. The Shares represent approximately 12.2% of the then issued and outstanding shares of Fischer’s Common Stock as reported by Fischer. The Company’s obligation to purchase the Shares was conditioned on the closing of the Acquisition. Under the Stock Purchase Agreement, Deerfield further agreed to vote the Shares in favor of the Acquisition at the Special Meeting. On September 29, 2005, immediately following the closing of the Acquisition, the Company purchased the Shares from Deerfield as provided in the Stock Purchase Agreement.

The Company’s press release announcing the consummation of the Acquisition is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following Exhibit is filed as part of this report:

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued by Hologic on September 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 5, 2005	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued by Hologic on September 29, 2005